Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-100981) on Form S-8 of Patriot National Bancorp, Inc. and Subsidiary of our report dated April 1, 2019, relating to the consolidated financial statements of Patriot National Bancorp, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of Patriot National Bancorp, Inc. and Subsidiary for the year ended December 31, 2018.

/s/ RSM US LLP

New Haven, Connecticut

April 1, 2019